UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 29, 2026

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2121 RDU Center Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXTR	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility

On July 29, 2026 (the “Closing Date”), Extreme Networks, Inc. (“Extreme”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the other parties from time to time party thereto.

The Credit Agreement provides for a 5-year revolving loan facility in an aggregate principal amount of $500 million (the “Revolving Facility”) and replaces Extreme’s existing Second Amended and Restated Credit Agreement, dated as of June 22, 2023, among Extreme, the lenders party thereto, and Bank of Montreal, as administrative agent (the “Existing Credit Agreement”). Proceeds of borrowings under the Revolving Facility may be used for working capital and other general corporate purposes. Extreme used the proceeds of a borrowing under the Revolving Facility on the Closing Date to repay outstanding indebtedness under the Existing Credit Agreement and to pay fees and expenses related to the Revolving Facility. As of the Closing Date, after giving effect to the borrowing described above, $200 million of revolving loans were outstanding under the Revolving Facility and $300 million of revolving commitments remained available for borrowing thereunder.

The Revolving Facility includes an uncommitted accordion feature, pursuant to which Extreme may request incremental revolving loan commitments and/or incremental term loans in an aggregate amount not to exceed the sum of (A) the greater of (i) $175 million and (ii) 100.0% of Consolidated EBITDA, plus (B) an amount equal to any voluntary prepayments (in the case of voluntary prepayments of revolving indebtedness, accompanied by a permanent reduction to the related revolving commitments) of indebtedness under the Revolving Facility and other first lien indebtedness, plus (C) an unlimited amount subject to pro forma compliance with Extreme’s consolidated total net leverage ratio and consolidated interest charge coverage ratio financial covenants.

Borrowings under the Revolving Facility will bear interest at a fluctuating rate per annum equal to, at Extreme’s option, either the Alternate Base Rate (as defined in the Credit Agreement) or the Adjusted Term SOFR Rate (as defined in the Credit Agreement) in each case, plus an applicable margin that is calculated based on Extreme’s consolidated total net leverage ratio from time to time and ranges from 1.25% to 2.00% in the case of loans accruing interest based on the Adjusted Term SOFR Rate and from 0.25% to 1.00% in the case of loans accruing interest based on the Alternate Base Rate (it being understood that the Adjusted Term SOFR Rate as defined can be no lower than 0.00% and the Alternate Base Rate as defined can be no lower than 1.00%). In addition, Extreme has agreed to pay to the lenders under the Credit Agreement certain customary fees, including a commitment fee on the average daily unused portion of the revolving commitments under the Revolving Facility, which ranges from 0.20% to 0.25% based on Extreme’s consolidated total net leverage ratio from time to time.

The commitments under the Credit Agreement will terminate, and all outstanding amounts thereunder will be due and payable, on the earliest of (x) July 29, 2031, (y) the date of termination of the commitments by Extreme, and (z) in connection with an exercise of remedies after the occurrence of an event of default.

Extreme’s obligations under the Credit Agreement are required to be guaranteed by certain of its subsidiaries meeting certain thresholds set forth in the Credit Agreement and are secured by substantially all of the tangible and intangible assets of Extreme and the guarantors, including by (A) a pledge of 100% of the equity interests of (i) material domestic subsidiaries of Extreme and (ii) the foreign indirect subsidiary of Extreme, Extreme Networks Ireland Holding Unlimited Company, and (B) 65% of the equity interest of (i) the first-tier foreign subsidiaries of Extreme and the guarantors and (ii) the first-tier foreign subsidiary holding companies of Extreme and the guarantors.

Financial covenants under the Credit Agreement require Extreme to maintain (i) a consolidated interest charge coverage ratio of at least 3.00 to 1.00 at the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2026, and (ii) a consolidated total net leverage ratio not to exceed 3.75 to 1.00 (with a step-up to 4.25 to 1.00 for a specified period of time upon consummation of a material acquisition) at the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2026. The Credit Agreement also includes covenants and restrictions that limit, among other things, Extreme’s ability to incur additional indebtedness, create liens upon any of its property, merge, consolidate, or sell all or substantially all of its assets.

The Credit Agreement also includes customary events of default, including failure to pay principal, interest, or fees when due, failure to comply with covenants, the breach in a material respect of any representations and warranties, certain insolvency or receivership events affecting Extreme and its subsidiaries, the occurrence of certain material judgments, the occurrence of certain ERISA events, the invalidity of the loan documents, or a change of control of Extreme. The amounts outstanding under the Revolving Facility may be accelerated upon the occurrence of certain events of default.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Extreme or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement, on the Closing Date, Extreme terminated the Existing Credit Agreement, which provided for a first lien term loan facility and a revolving credit facility with Bank of Montreal, as administrative agent and collateral agent, and the lenders party thereto from time to time. A description of the material terms of the Existing Credit Agreement, as amended, is set forth in Note 7 to the condensed consolidated financial statements included in Part I, Item 1 of Extreme’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Securities and Exchange Commission on April 30, 2026, which description is incorporated herein by reference. Extreme did not incur any material early termination penalties in connection with the termination of the Existing Credit Agreement.

On the Closing Date, Extreme repaid all outstanding indebtedness under the Existing Credit Agreement, together with all accrued and unpaid interest and fees, all commitments thereunder were terminated, and all guarantees and liens securing the obligations thereunder were released.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
10.1	Credit Agreement, dated as of July 29, 2026, among Extreme Networks, Inc., as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2026

EXTREME NETWORKS, INC.

By:	/s/ Kevin Rhodes
Kevin Rhodes
Executive Vice President, Chief Financial Officer (Principal Accounting Officer)